Exhibit 23.2

                                            2700 N. Military Trail, Suite 200
                                                            Boca Raton, FL 33431
                                                               Tel: 561-939-1275
                                                               Fax: 561-826-8100
                                                       e-mail: info@sherbcpa.com
                                                 Offices in New York and Florida

Certified Public Accountants


            Consent of Independent Registered Public Accounting Firm



We consent to the use of our report dated November 10, 2004 on the financial statements of Dragon International Group Corp. and Subsidiaries as of June 30, 2004 and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the years ended June 30, 2004 and 2003 herein on the registration statement of Dragon International Group Corp. and Subsidiaries on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                   Sherb & Co., LLP
                                                   Certified Public Accountants
Boca Raton, Florida
August 15, 2005